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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-92251) of our report dated February 19, 1999 related to the financial statements (which financial statements have not been restated to give effect to the pooling of interests business combinations with PowerCenter Systems, Inc., MSI Solutions, Inc. and MSI Integrated Services, Inc.), which appears in Eclipsys Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 19, 1999, except as to the acquisition of Intellus Corporation and Med Data Systems, Inc. which is as of March 31, 1999, the pooling of interests with MSI Solutions, Inc. and MSI Integrated Services, Inc. which is as of June 17, 1999, the sale of Med Data Systems, Inc. which is as of July 1, 1999, and the investment in HEALTHvision, Inc. which is as July 16, 1999, which are described in Note 15, relating to the financial statements, which appears in the Current Report on Form 8-K dated December 7, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
December 21, 1999